As filed with the Securities and Exchange Commission on November 9, 2001

                                                     Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  SCIENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                               58-2643480
     (State or other jurisdiction of       (I.R.S. Employer Identification
      incorporation or organization)                     Number)

                                79 Fifth Avenue
                            New York, New York 10003
                                 (212) 500-4900
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)

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                                  SCIENT, INC.
                           2001 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                             Theodore W. Browne, II
              Senior Vice President, Secretary and General Counsel
                                  Scient, Inc.
                                79 Fifth Avenue
                            New York, New York 10003
                                 (212) 500-4900
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                               Proposed        Proposed
                                                 Amount         Maximum         Maximum
            Title of Each Class                  to be      Offering Price     Aggregate          Amount of
       of Securities to be Registered        Registered(1)     Per Share    Offering Price   Registration Fee(2)
------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.0001 per share)     48,000,000       $.37         $17,760,000          $4,440.00
==================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. As of January 1 of each year, commencing with the year 2002, the aggregate number of shares of common stock underlying awards that may be awarded under the Scient, Inc. 2001 Equity Incentive Plan (the "Plan") shall automatically increase by a number equal to the lesser of (a) 8% of the total number of shares of common stock outstanding as of such January 1 or (b) 40 million; provided that the number of such shares reserved for issuance pursuant to the Plan does not exceed 25% of the outstanding shares of common stock as of such January 1. Shares that may be so increased are not included in this Registration Statement.

(2) Estimated pursuant to Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the Nasdaq National Market on November 8, 2001.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Scient, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 (this "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register shares of the Registrant's Common Stock, par value 0.0001 per share ("Common Stock"), for issuance pursuant to the Scient, Inc. 2001 Equity Incentive Plan (the "Plan").

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"):

     (1) The Registrant's Joint Proxy Statement - Prospectus contained in the Registrant's Registration Statement on Form S-4 (Registration No. 333-68402) filed with the Commission on August 27, 2001, as amended on October 4, 2001 and October 11, 2001, containing the Registrant's most recent audited financial statements.

     (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 (Registration No. 333-68402) filed with the Commission on August 27, 2001, as amended on October 4, 2001 and October 11, 2001, as well as any amendment or report filed for the purpose of updating any such description.

     (3) All reports filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof (and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold).

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None

Item 6. Indemnification of Directors and Officers.

     Under Delaware law, a corporation generally may indemnify directors and officers:

     o for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

     o with respect to any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

     The Registrant's certificate of incorporation provides for indemnification, to the fullest extent permitted by Delaware law, of any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Additionally, by action of the board of directors, the Registrant may provide indemnification to officers, employees and agents of the Registrant. The right of indemnification is a contract right.

     In addition, the Registrant's certificate of incorporation provides that the person being indemnified also has the right to be paid the expenses incurred in connection with any proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.

     The Registrant is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents of the Registrant, or any person serving at the request of the Registrant as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     The indemnification rights conferred by the Registrant are not exclusive of any other right which persons seeking indemnification may otherwise have or may acquire later.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

 Exhibit
 Number                                Exhibit
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 4.1         Amended and Restated Certificate of Incorporation of the
             Registrant (filed as Exhibit 3.1 to the Registrant's Current
             Report on Form 8-K filed on November 8, 2001 (File No. 333-68402))*
 4.2         Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's
             Form S-4 filed on August 27, 2001 (Registration No. 333-68402), as amended on October 4, 2001 and October 11, 2001)*
 5           Opinion of Davis Polk & Wardwell
 23.1        Consent of Independent Accountants - PricewaterhouseCoopers LLP
 23.2        Consent of Independent Accountants - PricewaterhouseCoopers LLP
 23.3        Consent of Independent Accountants - PricewaterhouseCoopers LLP
 23.4        Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5)
 24          Powers of Attorney (included on the signature page of this
             Registration Statement)
 99.1        Scient, Inc. 2001 Equity Incentive Plan

* Incorporated herein by reference.


Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


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


          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 9, 2001.

                                          SCIENT, INC.


                                          By: /s/ Theodore W. Browne, II
                                             -----------------------------------
                                          Theodore W. Browne, II
                                          Senior Vice President,
                                          Secretary and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Theodore W. Browne, II and Christina M. Bark, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                          Title                                    Date
---------                          -----                                    ----

/s/ Robert M. Howe                 Chairman of the Board of Directors       November 9, 2001
------------------------------
Robert M. Howe

/s/ U. Bertram Ellis, Jr.          Vice Chairman of the Board of Directors  November 9, 2001
------------------------------
U. Bertram Ellis, Jr.

/s/ Christopher M. Formant         President, Chief Executive Officer and   November 9, 2001
------------------------------     Director
Christopher M. Formant

/s/ Stephen A. Mucchetti           Executive Vice President, Chief          November 9, 2001
------------------------------     Operating Officer and Director
Stephen A. Mucchetti

/s/ Theodore W. Browne, II         Senior Vice President, Secretary and     November 9, 2001
------------------------------     General Counsel
Theodore W. Browne, II

/s/ Michael Hand                   Corporate Controller, Treasurer and      November 9, 2001
------------------------------     Acting Chief Financial Officer
Michael Hand

/s/ Eric Greenberg                 Director                                 November 9, 2001
------------------------------
Eric Greenberg

/s/ Jeffrey T. Arnold              Director                                 November 9, 2001
------------------------------
Jeffrey T. Arnold

/s/ David M. Beirne                Director                                 November 9, 2001
------------------------------
David M. Beirne

/s/ Frank K. Bynum, Jr.            Director                                 November 9, 2001
------------------------------
Frank K. Bynum, Jr.


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


                                 EXHIBIT INDEX


 Exhibit
 Number                               Exhibit
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 4.1        Amended and Restated Certificate of Incorporation of the
            Registrant (filed as Exhibit 3.1 to the Registrant's Current
            Report on Form 8-K filed on November 8, 2001 (File No. 333-68402))*

 4.2 Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Form S-4 filed on August 27, 2001 (Registration No. 333-68402), as amended on October 4, 2001 and October 11, 2001)*

 5          Opinion of Davis Polk & Wardwell

 23.1       Consent of Independent Accountants - PricewaterhouseCoopers LLP

 23.2       Consent of Independent Accountants - PricewaterhouseCoopers LLP

 23.3       Consent of Independent Accountants - PricewaterhouseCoopers LLP

 23.4 Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5)

 24 Powers of Attorney (included on the signature page of this Registration Statement)

 99.1       Scient, Inc. 2001 Equity Incentive Plan

* Incorporated herein by reference.


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